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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated July 10, 2002 on the financial statements of Granite Falls Community Ethanol Plant, LLC as of December 31, 2001 and for the year ended December 31, 2001 in the Pre-Effective Amendment No. 1 to Form SB-2 Registration Statement of Granite Falls Community Ethanol Plant, LLC dated on or about December 20, 2002 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.




                                    /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                        Certified Public Accountants


Minneapolis, Minnesota
December 20, 2002